                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Steinway Musical Instruments, Inc. (formerly Selmer Industries, Inc.) on Form S-8 of our reports dated March 8, 1996 and March 8, 1996 (July 3, 1996 as to the fifth paragraph of Note 9) appearing in the Annual Report on Form 10-K of Steinway Musical Instruments, Inc. for the year ended December 31, 1995 and in Registration Statement No. 333-3667 on Form S-1, respectively.


DELOITTE & TOUCHE LLP

Chicago, Illinois
September 5, 1996

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Steinway Musical Instruments, Inc. (formerly Selmer Industries, Inc.) on Form S-8 of our report dated September 9, 1994 appearing in Registration Statement No. 333-3667 on Form S-1.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 5, 1996